Ex99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 3,810
Domini Social Equity Fund - Class A Shares $ 161
Domini Social Equity Fund - Institutional Shares $ 4,096
Domini Social Equity Fund - Class R Shares $ 1,000

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.2357
Domini Social Equity Fund - Class A Shares $ 0.3981
Domini Social Equity Fund - Institutional Shares $ 0.4290
Domini Social Equity Fund - Class R Shares $ 0.4186

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 15,934
Domini Social Equity Fund - Class A Shares 440
Domini Social Equity Fund - Institutional Shares 9,016
Domini Social Equity Fund - Class R Shares 2,532

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $39.22
Domini Social Equity Fund - Class A Shares $11.84
Domini Social Equity Fund - Institutional Shares $23.94
Domini Social Equity Fund - Class R Shares $10.94

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 1,212
Domini Institutional Social Equity Fund – Class A Shares $ 109
Domini Institutional Social Equity Fund - Institutional Shares $ 255

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.0590
Domini Institutional Social Equity Fund – Class A Shares $ 0.0671
Domini Institutional Social Equity Fund - Institutional Shares $ 0.0821

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 20,853
Domini Institutional Social Equity Fund - Class A Shares 1,671
Domini Institutional Social Equity Fund - Institutional Shares 3,251

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $7.67
Domini Institutional Social Equity Fund - Class A Shares $8.00
Domini Institutional Social Equity Fund - Institutional Shares $7.66